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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Rob Weiskopf
Aware, Inc.
781-276-4000

AWARE, INC. REPORTS 2005 THIRD QUARTER

FINANCIAL RESULTS


BEDFORD, MASS. - OCTOBER 27, 2005 - Aware, Inc. (NASDAQ: AWRE), a worldwide leader and innovator of broadband intellectual property, today reported financial results for its third quarter ended September 30, 2005.


Revenues for the third quarter of 2005 were $5.1 million compared to $4.6 million for the same period last year. Net income for the third quarter of 2005 was $0.6 million, or $0.02 per share, compared to net income of $0.2 million, or $0.01 per share, for the year-ago period.


For the nine months ended September 30, 2005, revenues were $12.0 million compared to $11.9 million in the same period last year. Net loss for the nine months ended September 30, 2005 was $1.3 million or $0.06 per share, compared to a net loss of $1.8 million, or $0.08 per share, for the year-ago period.


Michael Tzannes, Aware's chief executive officer commented, "Events in the industry and interactions with existing and prospective customers continue to build our confidence that our products and product developments are well positioned. The markets we are addressing are going through significant changes and we are optimistic that we can capitalize on these changes. Please join us on our conference call today where we will elaborate on the transitions that are underway in the DSL and biometrics industries and why they are positive for Aware."

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Tzannes added, "From the conclusion of today's conference call until Friday,
October 28 at 5:00 p.m., we invite interested parties to submit investor questions via email to INVESTORQUESTIONS@AWARE.COM. We will post questions and answers next week on our website."


Note: Aware's conference call will be broadcast live over the Internet today, October 27, 2005 at 5:00 p.m. Eastern Time. To listen to the call, please go to WWW.AWARE.COM, and click on "Investor Relations." The conference call may also be heard by calling (719) 457-2633 and referencing the confirmation number 1864272. A replay of the call will be archived on our website after the call.



About Aware

Aware, Inc. designs, develops, licenses and markets DSL technologies that enable broadband communications over existing telephone networks. Its solutions, including splitterless G.lite, full-rate ADSL, ADSL2, ADSL2+, VDSL2, Bonded ADSL2+, Dr. DSL(R), StratiPHY(TM), StratiPHY-Bonded(TM), StratiPHY2+(TM), StratiPHY3(TM) and G.SHDSL, address central office as well as customer premise requirements. Aware is also a leading provider of standards-based biometric transaction and image compression software toolkits. More information can be found at HTTP://WWW.AWARE.COM.

Safe Harbor Warning

Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings and the growth of the DSL market. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements. These factors include, but are not limited to: we have a unique business model, our quarterly results are difficult to predict, we depend on a limited number of licensees, we derive a significant amount of revenue from a small number of customers, we depend on equipment companies to incorporate our technology into their products, we face intense competition from other DSL vendors, DSL technology competes with other technologies for broadband access, and our business is subject to rapid technological change. We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our quarterly report on Form 10-Q for the quarter ended June 30, 2005 and other reports and filings made with the Securities and Exchange Commission.

DR. DSL, STRATIPHY, STRATIPHY2+, STRATIPHY3, AND STRATIPHY-BONDED ARE TRADEMARKS OR REGISTERED TRADEMARKS OF AWARE, INC.



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
                                                    AWARE, INC.
                                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                        THREE MONTHS ENDED              NINE MONTHS ENDED
                                                           SEPTEMBER 30,                  SEPTEMBER 30,
                                                  ------------------------------   ------------------------------
                                                       2005            2004             2005            2004
                                                  --------------  --------------   --------------  --------------
Revenue:

    Product sales.................................       $2,417            $977           $4,163          $3,228
    Contract revenue..............................        1,920           2,556            5,061           5,625
    Royalties.....................................          750           1,028            2,770           3,035
                                                  --------------  --------------   --------------  --------------
     Total revenue................................        5,087           4,561           11,994          11,888

Costs and expenses:

    Cost of product sales.........................          157             198              279             730
    Cost of contract revenue......................          826             676            2,384           1,996
    Research and development......................        2,487           2,511            7,400           7,685
    Selling and marketing.........................          721             521            2,064           1,792
    General and administrative....................          644             634            1,940           1,857
                                                  --------------  --------------   --------------  --------------
     Total costs and expenses.....................        4,835           4,540           14,067          14,060

Income (loss) from operations.....................          252              21           (2,073)         (2,172)
Interest income...................................          309             143              798             381
                                                  --------------  --------------   --------------  --------------

Income (loss) before provision for income taxes...          561             164           (1,275)         (1,791)
Provision for income taxes........................            -               -                -               -
                                                  --------------  --------------   --------------  --------------

Net income (loss).................................         $561            $164          ($1,275)        ($1,791)
                                                  ==============  ==============   ==============  ==============

Net income (loss) per share - basic...............        $0.02           $0.01           ($0.06)         ($0.08)
Net income (loss) per share - diluted ............        $0.02           $0.01           ($0.06)         ($0.08)

Weighted average shares - basic ..................       23,116          22,784           23,027          22,767
Weighted average shares - diluted ................       25,168          22,837           23,027          22,767


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
                                           AWARE, INC.
                              CONDENSED CONSOLIDATED BALANCE SHEETS
                                          (IN THOUSANDS)


                                                                SEPTEMBER 30,     DECEMBER 31,
                                                                    2005              2004
                                                             -----------------------------------
ASSETS

   Cash and investments..................................          $37,518          $38,266
   Accounts receivable, net..............................            3,606            3,070
   Property and equipment, net...........................            8,063            8,287
   Other assets, net.....................................            1,032              560
                                                           -------------------------------------

   Total assets..........................................          $50,219          $50,183
                                                           =====================================


LIABILITIES AND STOCKHOLDERS' EQUITY

   Total current liabilities.............................           $1,896           $1,427

   Total stockholders' equity............................           48,323           48,756
                                                             -----------------------------------

   Total liabilities and stockholders' equity............          $50,219          $50,183
                                                             ===================================


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